As filed with the Securities and Exchange Commission on December 30, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CNINSURE INC.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
21/F, Yinhai Building
No. 299 Yanjiang Zhong Road
Guangzhou, Guangdong 510110
People’s Republic of China
(Address of Principal Executive Offices)

CNinsure Inc. Share Incentive Plan
(as amended and restated effective December 18, 2008)
(Full title of the plan)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(Name and address of agent for service)

(212) 894-8940
(Telephone number, including area code, agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Copies to:

Yihan Hu Chief Executive Officer CNinsure Inc. 21/F, Yinhai Building No. 299 Yanjiang Zhong Road Guangzhou, Guangdong 510110 People’s Republic of China (86 20) 6122-2777	David T. Zhang, Esq. Latham & Watkins LLP 41st Floor, One Exchange Square 8 Connaught Place, Central Hong Kong S.A.R., China (852) 2522-7886
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of Securities to be Registered (1)	Registered (2)	Per Share (3)	Offering Price	Fee
Ordinary shares, par value US$0.001	68,453,605	$0.45	$30,804,122	$1,211

(1)	These shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents 20 ordinary shares. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-146765).

(2)	Represents additional ordinary shares issuable pursuant to awards granted under the CNinsure Inc. Share Incentive Plan (as amended and restated effective December 18, 2008, the “Plan”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional ordinary shares that may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plan. Any ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares that may be issued under the Plan.

(3)	The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs, as reported on the Nasdaq Global Market on December 26, 2008.

SIGNATURES
EX-5.1
EX-23.1

EXPLANATORY NOTE
     This registration statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 68,453,605 ordinary shares of CNinsure Inc. (the “Registrant”) authorized for issuance under the amended CNinsure Inc. Share Incentive Plan (the “Plan”). Previously, 68,421,053 ordinary shares of the Registrant were registered for issuance under the Plan pursuant to the Registrant’s registration statement on Form S-8 (File No. 333-151271). On December 18, 2008, the shareholders of the Registrant approved an amendment to the Plan that effectively increases the number of ordinary shares authorized for issuance under the Plan by 68,453,605. In accordance with General Instruction E to Form S-8, the contents of the registration statement on Form S-8 (File No. 333-151271), as amended, are incorporated herein by reference, except as otherwise set forth herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents previously filed or furnished by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:
(a)	The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2007 filed on June 20, 2008;
(b)	The Registrant’s reports on Form 6-K furnished on May 20, 2008, May 22, 2008, August 27, 2008, September 19, 2008, September 29, 2008, November 17, 2008, November 19, 2008, November 25, 2008 and December 22, 2008; and
(c)	The description of the Registrant’s ordinary shares contained in the Registrant’s registration statement on Form 8-A (File No. 001-33768) filed on October 25, 2007, including any amendment and report subsequently filed for the purpose of updating that description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.
Item 8. Exhibits
     See the Index to Exhibits attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Guangzhou, Guangdong Province, China, on December 30, 2008.

CNinsure Inc.
By:	/s/ Yinan Hu
Name:	Yinan Hu
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby authorizes and appoints Mr. Yinan Hu, with full power to act alone, as his true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yinan Hu Yinan Hu	Chairman and Chief Executive Officer (principal executive officer)	December 30, 2008

/s/ Peng Ge Peng Ge	Chief Financial Officer (principal financial and accounting officer)	December 30, 2008

/s/ Qiuping Lai Qiuping Lai	Director and President	December 30, 2008

/s/ Shangzhi Wu Shangzhi Wu	Director	December 30, 2008

Signature	Title	Date
/s/ Yongwei Ma Yongwei Ma	Director	December 30, 2008

/s/ Stephen Markshied Stephen Markschied	Director	December 30, 2008

/s/ Allen Warren Lueth Allen Warren Lueth	Director	December 30, 2008

/s/ Mengbo Yin Mengbo Yin	Director	December 30, 2008

/s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director, Puglisi & Associates	Authorized Representative in the United States	December 30, 2008

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 to the registration statement of the Registrant on Form F-1, as amended (File No. 333-146605))

4.2	Amendments to the Articles of Association adopted by the shareholders of the Registrant on December 18, 2008 (incorporated by reference to Exhibit 99.2 to the report of the Registrant on Form 6-K furnished to the Commission on December 22, 2008)

4.3	Form of Deposit Agreement among the Registrant, the depositary, and owners and beneficial owners of American Depositary Receipts (incorporated by reference to Exhibit 4.3 to the registration statement of the Registrant on Form F-1, as amended (File No. 333-146605))

4.4	CNinsure Inc. Share Incentive Plan (as amended and restated effective December 18, 2008) (incorporated by reference to Exhibit 99.3 to the report of the Registrant on Form 6-K furnished to the Commission on December 22, 2008)

5.1*	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant, regarding the legality of the ordinary shares being registered

23.1*	Consent of Deloitte Touche Tohmatsu, independent registered public accounting firm

23.2	Consent of Maples and Calder (included in Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature page of this registration statement)
* Filed herewith.